Exhibit 99.2

Axiall Files Investor Presentation

Highlights Board’s Focus on Delivering Full and Fair Value for All Axiall Stockholders

Outlines Facts Supporting Board’s Belief That Westlake’s Proposal Is Inadequate and Opportunistic

Recommends Stockholders Vote the WHITE Proxy Card “FOR” All Nine of Axiall’s Highly Qualified and Experienced Directors

ATLANTA – May 9, 2016 – Axiall Corporation (NYSE: AXLL) today announced that it has filed an investor presentation with the SEC in connection with its 2016 annual meeting of stockholders to be held on June 17, 2016. Axiall stockholders of record as of the close of business on May 4, 2016 will be entitled to vote at the annual meeting.

The investor presentation details how the Axiall Board of Directors is focused on delivering full and fair value for all stockholders, the Board’s efforts to engage in meaningful discussions with Westlake and other third parties and the bases for the Board’s beliefs that Westlake’s proposal significantly undervalues Axiall’s high quality assets, the company’s growth potential and the synergies available in a potential combination and that Westlake’s fundamentals are deteriorating and risky. The presentation further outlines Axiall’s beliefs that changing the Axiall Board now will delay the strategic process, as new directors would be essentially starting over, and that the addition of directors nominated and compensated by Westlake could have a chilling effect on other parties in the process. Axiall has made the presentation available on its investor relations page, as well as at www.axiall.com/2016-Annual-Meeting.

The Axiall Board of Directors strongly recommends that stockholders vote on the WHITE proxy card “FOR” all nine of Axiall’s highly qualified and experienced directors: William L. Mansfield (Independent Chairman), T. Kevin DeNicola, Patrick J. Fleming, Robert M. Gervis, Victoria F. Haynes, Timothy Mann, Jr., Michael H. McGarry, Mark L. Noetzel and David N. Weinstein.

The presentation highlights how:

Axiall’s Board is focused on delivering full and fair value for all stockholders and is not opposed to a strategic transaction – with Westlake or otherwise. It is opposed to inadequate value

•	Axiall Did Negotiate with Westlake and Remains Open to Negotiations

•	Initiated negotiations with Westlake

•	Led by Axiall’s Non-Executive Chairman, another independent director and CEO

•	Shared extensive non-public information and feedback

•	Westlake terminated negotiations

•	Axiall remains willing to negotiate

•	Axiall Has Opened Strategic Alternatives Discussions with Third Parties

•	Willing to consider strategic alternatives that are value-enhancing for all Axiall stockholders

•	Currently engaged in ongoing discussions and have provided extensive non-public information, expert sessions and synergy discussions

Axiall believes that Westlake’s proposal is opportunistic and inadequate and that ~$23 per share is simply not enough for Axiall’s business

•	Opportunistic Timing:

•	Chlor-alkali industry is improving from a cyclical trough

•	Westlake’s fundamentals expected to deteriorate with polyethylene cycle

•	Proposal is below where Axiall’s share price was a few months ago and for the vast majority of the past 5 years

•	Westlake built ~30% of its stake at prices above initial offer price of $20/share

•	Over past 5 years, Westlake has launched 2 sets of opportunistic proposals at troughs in the cycle

•	Questionable Multiples:

•	6.1x Axiall’s average EBITDA from 2013-2015

•	3.9x on a synergy-adjusted basis

•	Significantly below recent industry multiples, including Dow/Olin transaction

•	Bid is only 37% of replacement cost

•	Unconventional View of Synergies:

•	After a thorough review, Axiall estimates synergies could be as high as $265MM, significantly above the $90-$100MM suggested by Westlake

•	Axiall synergy view supported by comparable precedent chemical deals

•	Westlake’s latest synergy estimate (2% - 3% of target sales) would be among the lowest of historical precedent chemical transactions

•	Appears to Ascribe No Value to Axiall’s Upside:

•	Third parties forecast a significant improvement in chlor-alkali industry fundamentals

•	Westlake would benefit from Axiall’s exposure to improved fundamentals given its own deteriorating fundamentals in polyethylene

Axiall’s Board believes that Westlake’s fundamentals are deteriorating and risky and that Westlake would benefit from the upside in Axiall

•	Westlake’s Earnings Power in Decline:

•	According to Thomson IBES Consensus estimates, Westlake’s net income is expected to decline 34% by 2018, compared to 2014 earnings

•	Westlake Underperformed Its Key Competitor LyondellBasell Despite Benefiting from the Ethylene Supercycle:

•	Compared to LyondellBasell Industries NV’s total stockholder return of 182%, 44% and -18% over the past five-, three- and one-year periods, Westlake’s total stockholder return was 75%, 10% and -33%, respectively

Axiall’s Board is highly independent, experienced, and open to all alternatives to drive stockholder value – stockholders deserve a Board that will work to get full and fair value for all stockholders

•	A Vote for Axiall’s Board:

•	Independent

•	Committed to running a fair, robust process with integrity

•	Actively working to get full and fair value for all stockholders

•	Open to a strategic transaction that creates fair value for stockholders

•	Working to ensure that Westlake or any other party pays a full and fair price for Axiall’s high-quality assets if a transaction is to be pursued

•	Best-in-class corporate governance

•	A Vote for Westlake’s Nominees:

•	Paid by Westlake

•	Agreed to be nominated when Westlake proposed $20/share

•	Expected to add unnecessary delays given that Westlake’s nominees lack current knowledge of Axiall’s prospects and the state of strategic discussions

•	Other potential interested parties could conclude that a Westlake acquisition is inevitable

•	May provide negotiating leverage for Westlake

Axiall believes that the current Board, not Westlake’s Nominees, are best positioned to direct Axiall’s future. The facts cannot be distorted:

•	Axiall’s Board is open to a strategic transaction that provides full and fair value for all stockholders

•	Axiall’s Board and management listens to stockholders and acts in their best interest

•	Axiall negotiated with Westlake and Westlake abruptly terminated discussions

•	Axiall has also engaged in strategic discussions with other parties

•	Axiall’s Board has unanimously rejected Westlake’s proposal as opportunistic and inadequate

Morgan Stanley & Co. LLC and Barclays are acting as financial advisors to Axiall and Jones Day is acting as legal counsel. The Axiall Board has retained Weil, Gotshal & Manges LLP as its counsel.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

For information related to the Axiall Corporation 2016 annual meeting of stockholders, please see www.axiall.com/2016-Annual-Meeting. Shareholders with questions may call our proxy solicitor, Innisfree M&A Incorporated, toll-free from the U.S. or Canada at (877) 456-3427, or at +1 (412) 232-3651 from other locations.

Additional Information

In connection with its 2016 annual meeting of stockholders, Axiall has filed a definitive proxy statement and other documents regarding the meeting with the SEC and has mailed the definitive proxy statement and a WHITE proxy card to each stockholder of record entitled to vote at the meeting. STOCKHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov, and from Axiall at its website, www.axiall.com, or 1000 Abernathy Road NE, Suite 1200, Atlanta, GA 30328, Attention: General Counsel.

Forward-Looking Statements Disclaimer

This release contains “forward-looking statements” as defined in, and subject to the safe harbor provisions of, the federal securities laws. These forward-looking statements relate to, among other things, Axiall’s anticipated financial performance and prospects; Axiall’s plans and objectives for future operations; and statements relating to the solicitation of proxies of Axiall’s stockholders in connection with the 2016 Annual Meeting. Forward-looking statements are based on management’s assumptions regarding, among other things, general economic and industry-specific business conditions and the continued execution of Axiall’s business strategy, and actual results may be materially different. Risks and uncertainties inherent in these assumptions include, but are not limited to, uncertainties regarding future actions that may be taken by Westlake in furtherance of its unsolicited acquisition proposal or its nomination of director candidates for election at the 2016 Annual Meeting; potential operational disruption caused by Westlake’s future actions that may make it more difficult to maintain relationships with customers, employees or suppliers; risks related to the exploration of strategic alternatives, including risks related to the feasibility and timing of any such transaction, as well as the realization of the expected benefits of any transaction to the Company and its stockholders; the results of Axiall’s process to sell its Building Products business and the proceeds, if any, realized therefrom; Axiall’s ability to successfully implement its strategy to create sustainable, long-term stockholder value; Axiall’s ability to successfully implement and administer its cost-saving initiatives (including its restructuring programs) and produce the desired results (including projected savings); future prices for Axiall’s products; industry capacity levels for Axiall’s products, raw materials and energy costs and availability, and feedstock availability and prices; changes in governmental and environmental regulations; the adoption of new laws or regulations that may make it more difficult or expensive to operate Axiall’s businesses or manufacture its products; Axiall’s ability to generate sufficient cash flows from its business; future economic conditions in the specific industries to which Axiall’s products are sold; global economic conditions; competition within Axiall’s industry; complications resulting from Axiall’s multiple enterprise resource planning (“ERP”) systems and the implementation of its new ERP systems; Axiall’s failure to adequately protect its data and technology systems; costs resulting from complications or delays relating to Axiall’s arrangements with Lotte

Chemical USA Corporation related to the ethane cracker (ethylene manufacturing plant) being constructed in Lake Charles, Louisiana; Axiall’s failure to realize the benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions; and other factors discussed in Axiall’s SEC filings from time to time, including Axiall’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q. The risks and uncertainties above are not the only risks Axiall faces. Additional risks and uncertainties not presently known to Axiall or that it believes to be immaterial also may adversely affect Axiall. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on Axiall’s business, financial condition and results of operations. Axiall does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Contacts

Axiall Corporation

Investor Relations

Martin Jarosick, 1-770-395-4524

or

Media

Chip Swearngan, 1-678-507-0554

or

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank, Michael Freitag, or Averell Withers, 1-212-355-4449